                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
                                            [_] CONFIDENTIAL, FOR USE OF THE
      [_] Preliminary Proxy Statement           COMMISSION ONLY (AS PERMITTED
      [X] Definitive Proxy Statement            BY RULE 14a-6(e)(2))
      [_] Definitive Additional Materials
      [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            GRC INTERNATIONAL, INC.
       ----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       ----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.
    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

    [_] Fee paid previously with preliminary materials.

        ------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.     Amount Previously Paid:
                                     ------------------------------------

      2.     Form, Schedule or Registration Statement No.:
                                                           --------------

      3.     Filing Party:
                           ----------------------------------------------

      4.     Date Filed:
                         ------------------------------------------------

                 [LOGO OF GRC INTERNATIONAL INC APPEARS HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on

                           Thursday, November 6, 1997


The Annual Meeting of Shareholders of GRC International, Inc. will be held at the offices of the Company located at 1900 Gallows Road, Vienna, Virginia 22182, on Thursday, November 6, 1997, at 1:30 p.m. local time for the following purposes:

1. To elect 4 directors for a 3-year term ending in 1999, or until their successors are elected and qualify.

2. To ratify the selection of Deloitte & Touche as independent public accountants for the fiscal year ending June 30, 1998.

3. To consider and act upon any other matters which may properly come before the meeting, or any adjournments thereof.

The Board of Directors has fixed the close of business on September 12, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournments thereof.


                              By Order of the Board of Directors



                              THOMAS E. McCABE
                              Senior Vice President, General Counsel & Secretary

October 7, 1997
1900 Gallows Road
Vienna, Virginia 22182

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ELECTION OF DIRECTORS                                                         2

RATIFICATION OF ACCOUNTANTS                                                   6

OTHER MATTERS                                                                 6

OTHER INFORMATION                                                             6

  Operation of Board and Committees                                           6

  Other Executive Officers                                                    7

  Summary Compensation Table                                                  9

  Option Grants In Last Fiscal Year                                          10

  Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values   11

  Employment Contracts and Termination of Employment and
     Change-In-Control Arrangements                                          11

  Compensation Committee Report on Executive Compensation                    12

  Performance Graph                                                          14

  Compensation of Directors                                                  15

  Certain Relationships and Related Transactions                             15

  Compensation Committee Interlocks and Insider Participation                16

  Compliance with Section 16(a) of the Exchange Act                          16

  Security Ownership of Principal Shareholders and Management                17

  Date for Receipt of Shareholder Proposals                                  18

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of GRC International, Inc. ("GRC International", "GRCI" or "Company") for use at the Annual Meeting of Shareholders at the Company's offices, 1900 Gallows Road, Vienna, Virginia 22182, on Thursday, November 6, 1997, at 1:30 p.m., and any adjournments thereof. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about October 7, 1997.

Unless revoked prior to exercise, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting. Where the shareholder's choice has been specified on the proxy, the proxy will be voted accordingly. If a choice is not indicated, the proxy will be voted in the manner recommended by the Board. If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time prior to the voting thereof (i) by filing with the Secretary of the Company a written notice of revocation thereof or a duly executed proxy bearing a later date, (ii) by giving written notice to the Company of death or incapacity of the shareholder, or (iii) as to any matter presented at the meeting, by the shareholder's voting in person upon such matter. The execution of the enclosed proxy will not affect a shareholder's right to vote in person at the meeting should the shareholder later find it convenient to attend the meeting and desire to vote in person.

Only the holders of record of the Company's $0.10 par value Common Stock ("Stock") at the close of business on September 12, 1997, will be entitled to vote at the meeting. On that date the Company had 9,729,591 shares of Stock outstanding. Holders of the Stock are entitled to one vote per share on all business of the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Stock will constitute a quorum for the meeting.

A nominee will be elected as a director if he receives a plurality of votes, and other matters will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the subject matter are voted in favor of approval of such item. In the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any item other than the election of directors and will be counted as present for purposes of the matter for which the abstention is noted. Accordingly, an abstention will operate to prevent approval of any such matter to the same extent as a vote against approval of such matter.

Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners, but are not permitted to vote on certain other matters in the absence of such instructions. The withholding of a vote on a matter by a broker who has not received such instructions and is not otherwise permitted to vote on such matter is known as a "broker non-vote." A "broker non-vote" with respect to any matter to be considered at the Annual Meeting of Shareholders will have no effect on the outcome of the vote on such matter.

YOUR VOTE IS IMPORTANT! Please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. The prompt return of your proxy will ensure that your vote is counted and will enable us to reduce expenses associated with follow-up mailings. In the event you attend the meeting, the proxy will not be used if you revoke it or vote in person on a given item.

                             ELECTION OF DIRECTORS

The Board currently has 11 directors, and is divided into 3 classes. The first class has 3 directors, the second class has 4 directors, and the third class has 4 directors. The class of directors whose term expires at the 1997 Annual Meeting of Shareholders is the second class. The members of the second class are Peter A. Cohen, Charles H.P. Duell, George R. Packard and Herbert Rabin. The nominees and continuing directors are listed in the table on the following page. The terms of office of the nominees will commence upon election and will continue until the end of their 3-year terms or until their successors are elected and qualify.

Members of the third and first classes will be elected for 3-year terms at the 1998 and 1999 annual meetings, respectively. Any vacancy or newly created directorships in any class may be filled by the Board, and any director so elected will serve for the remainder of the term of the class to which he has been elected by the Board.

In the election of directors, each shareholder has the right to vote his shares cumulatively; i.e., to cast as many votes as there are directors to be elected, multiplied by the number of shares registered in his name on the record date, and to cast all such votes for one nominee, or distribute such votes among the nominees in accordance with his choice. A shareholder wishing to designate the allocation of his vote among the nominees may do so by indication on the enclosed proxy card or by personal vote at the Annual Meeting. Unless otherwise directed on the proxy card, management proxy holders will be authorized, in their discretion, to cumulate votes, so that, for example, they may vote proxies for the largest number of the 3 nominees proposed by management which can be elected by cumulative vote.

Management has no reason to believe that any nominee will not be available to serve; but, if any nominee should become unable to serve, the shares represented by management proxies may be voted instead for the election of another person recommended by the Board.

The table below sets forth (i) the name and principal occupation of each nominee and continuing director, (ii) the year in which each nominee's or continuing director's term of office will expire, and (iii) the year in which each nominee or director was first elected or appointed to the Board of the Company. Unless otherwise noted, service on the Board has been without interruption. On the page following the table, additional information is provided regarding all nominees and continuing directors.

VOTE REQUIRED
-------------

The vote required for election of a director is a plurality of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES.

                     NOMINEES, DIRECTORS                                   TERM        FIRST
                  AND PRINCIPAL OCCUPATIONS                       AGE     EXPIRES     ELECTED
                  -------------------------                       ---     -------     -------

NOMINEES:
--------

PETER A. COHEN
 Principal, Ramius Capital Group..............................     50       2000        1997

CHARLES H.P. DUELL
 President, Middleton Place Foundation
  and Middleton Inn Company...................................     59       2000        1993

GEORGE R. PACKARD
 Professor & Director, Reischauer Center for
  East Asian Studies, Johns Hopkins University
   School of Advanced International Studies...................     65       2000        1994

HERBERT RABIN
 Director, Engineering Research Center, and
  Associate Dean, College of Engineering,
   University of Maryland.....................................     68       2000        1988


DIRECTORS WITH CONTINUING TERMS:
-------------------------------

FRANK J.A. CILLUFFO
 Managing General Partner, Cilluffo Associates, L.P.               54       1998        1996

LESLIE B. DISHAROON
 Corporate Director...........................................     65       1998        1992

EDWARD C. MEYER
 Chairman, Mitretek Systems ..................................     68       1998        1992

JAMES ROTH
 President & CEO, GRC International, Inc. ....................     61       1998        1992

H. FURLONG BALDWIN
 Chairman & Chief Executive Officer,
  Mercantile Bankshares Corporation...........................     65       1999        1981

E. KIRBY WARREN
 Professor of Management,
  Columbia University Graduate School of Business.............     63       1999        1996

JOSEPH R. WRIGHT, JR.
 Chairman, GRC International, Inc.
  Chairman & CEO, AmTec, Inc..................................     59       1999        1994

H. FURLONG BALDWIN, 65, has been Chief Executive Officer of Mercantile
------------------
Bankshares Corporation since 1976, and Chairman since 1984. He has been Chairman and Chief Executive Officer of Mercantile-Safe Deposit & Trust Company since 1976. He is a director of Mercantile-Safe Deposit & Trust Company; Mercantile Bankshares Corporation; Baltimore Gas & Electric; Consolidated Rail Corporation; Constellation Holdings, Inc.; Offitbank; USF&G Corporation; and Wills Group. He is a Trustee and Past Chairman of Johns Hopkins Hospital and Johns Hopkins Health System, and a Trustee of Johns Hopkins University.

FRANK J.A. CILLUFFO, 54, has been managing general partner of Cilluffo
-------------------
Associates, L.P., an investment firm, since he founded it in 1979. He is also a director of Stone & Webster, Inc.

PETER A. COHEN, 50, is a principal of Ramius Capital Group ("Ramius"), a
--------------
privately-held, specialized investment firm. He became Vice Chairman of GRC International in 1997. From 1971 to 1990 he held various positions within Shearson Lehman Brothers and its predecessors, culminating in his serving as Chairman of the Board and Chief Executive Officer from 1987 to 1990. Subsequent to his departure from Shearson Lehman, he became Chairman of Republic New York Securities Corporation. He was also Vice Chairman of Republic New York Corporation and a member of its Management Executive Committee. He is a Director of Presidential Life Corporation, Olivetti SpA and Andover Togs Inc.
He is also a Trustee of Mt. Sinai Hospital, a board member of The Ohio State University Foundation, Co-Chairman of the New York Holocaust Memorial Commission and a Director of the Museum of Jewish Heritage. He has served as a Director of the New York Stock Exchange, American Express Company, Republic New York Corporation, Societe General de Belgique S.A., Cofide and Cerus S.A., The New York Federal Reserve Bank International Capital Markets Advisory Committee, The Depository Trust Company and The New York City Opera.

LESLIE B. DISHAROON, 65, was Chairman, President and Chief Executive Officer of
-------------------
Monumental Corporation from 1979 until his retirement in 1988. He is a director of Aegon USA and The Travelers Group Inc. He is Chairman of MSD&T Funds, Inc. He is Chairman of the Board of the Johns Hopkins Health System Endowment.

CHARLES H.P. DUELL, 59, has been President of Middleton Place Foundation since
------------------
1974. Middleton Place Foundation is a non-profit educational trust that owns and interprets the Middleton Place national historic landmark in Charleston, South Carolina. He has also been President of the Middleton Inn Company since 1991. His responsibilities include historic preservation, tourism, timber and land management, and real estate development. He is also a director of Alliance Capital Reserves; Alliance Government Reserves; and Alliance Tax-Exempt Reserves (and associated funds). He is a Trustee Emeritus of the National Trust for Historic Preservation, and a member of the Board of Architectural Review for the City of Charleston.

EDWARD C. MEYER, 68, is Chairman of Mitretek Systems.  He was Chief of Staff of
---------------
the U.S. Army and a member of the Joint Chiefs of Staff from 1979 until his retirement in 1983. He was Chairman of the Company from 1994 to 1996. Since his retirement from the Army, he has served on the President's Strategic Defense Initiative Panel, the Defense Science Board, and other government advisory boards and panels. He is President of Army Emergency Relief and a Trustee of the George Marshall Foundation. He serves on the Board of Overseers of the Hoover Institution, and the Board of Advisors of the Center for Strategic and International Studies. He is a director of Aegon USA, Brown Group; FMC Corporation and its Turkish joint venture; ITT Corporation and ITT Industries. He is also a managing general partner of Cilluffo Associates, L.P., a shareholder of the Company.

GEORGE R. PACKARD, 65, was Dean of the Johns Hopkins University School of
-----------------
Advanced International Studies ("SAIS") from 1979 to 1993. He is the founding Director of the Reischauer Center for East Asian Studies at SAIS. As a Professor at SAIS since 1994, he continues to write, teach and consult. He also serves as visiting president of the International University of Japan in Niigata Prefecture. He is a director of Offitbank; MSD&T Funds, Inc.; and Commonwealth Scientific Corporation. He also serves on the Boards of the Japan-American Institute of Management Science and the Eisenhower World Affairs Institute. He is the author of a number of books and articles on Japan and East Asia.

HERBERT RABIN, 68, has been Director of the Engineering Research Center and
-------------
Associate Dean of the College of Engineering of the University of Maryland since 1983. He also serves as Professor of Electrical Engineering. From 1979 to 1983, he was Deputy Assistant Secretary of the Navy (Research, Applied, and Space Technology) where he was responsible for the Navy's space programs and overall technology base. He was Associate Director of Research at the Naval Research Laboratory in Washington, D.C. from 1971 to 1979. He has served on numerous advisory boards and panels for the military services and NASA. He is currently a director of Yurie Systems, Inc. and a trustee of the National Technological University.

JAMES ROTH, 61, has been President and Chief Executive Officer of the Company
----------
since 1992, and Chairman since 1996. From 1991 to 1995 he was President and Chief Executive Officer of the Company's former subsidiary, General Research Corporation ("GRC"). He was Corporate Vice President of GRC from 1989 to 1991. From 1986 to 1989 he was Vice President of GRC and Director of its Western Division, and from 1983 to 1986, he was Deputy Director of its Systems Technology Division. He was Vice President of GRC from 1979 to 1983, and Director of its Los Angeles operations from 1976 to 1983. He joined GRC in 1974.

E. KIRBY WARREN, 63, is Professor of Management at Columbia University's
---------------
Graduate School of Business. He also serves as Director of the School's Institute on Management Leadership. He is the author or co-author of three books, The Process of Management, The Progress of Management and Long-Range
       -------------------------  --------------------------     ----------
Planning: The Executive Viewpoint, and numerous articles in academic, trade, and
---------------------------------
popular journals. He has done research, consulting, and seminar-leading throughout the world for such corporations as Bristol-Myers Squibb, British Oxygen, Citibank, Chase, GE, IBM, Merck, Olivetti, PepsiCo, Sunstar and W.R. Grace. He currently serves as a director of Aegon USA, AUSA and Landmark Funds.

JOSEPH R. WRIGHT, JR., 59, was named Chairman of the Company in 1997.  He has
---------------------
also been Chairman and Chief Executive Officer of AmTec, Inc. since 1995. AmTec is a public company engaged principally in establishing joint ventures to develop, finance, build and maintain telecommunications networks in the People's Republic of China. He also serves as co-Chairman of Baker & Taylor Holdings Inc., an international book and video distribution Company, and Vice Chairman of The Jefferson Group Inc., a consulting firm in Washington, DC. From 1989 to 1994, he served in various executive capacities for W.R. Grace & Co., an international specialty chemicals and health care company, and its associated companies, including Executive Vice President and Vice Chairman of W.R. Grace & Co., President of Grace Energy Corporation and Chairman of Grace Environmental Inc. From 1988 to 1989, he was a member of the President's Cabinet as Director of the White House Office of Management and Budget ("OMB"). He was Deputy Director of OMB from 1982 to 1988. Earlier in his career, he was Deputy Secretary of Commerce from 1981 to 1982, President of Citicorp Retail Services and Retail Consumer Services from 1976 to 1981, and a partner at Booz, Allen and Hamilton Inc. from 1966 to 1971. He also serves on the boards of directors of Travelers Group Inc., PanAmSat, and Deswell Industries. He is a Member of the Board of Advisors of Barington Capital Corporation and Great Lakes Pulp and Fiber Corporation, a trustee of Hampton University and chairman of their Investment Committee, a director of Citizens for a Sound Economy, and a member of Chief Executives Organization and Young Presidents' Organization.

                          RATIFICATION OF ACCOUNTANTS

The Board has selected Deloitte & Touche to serve as the Company's independent public accountants for the fiscal year ending June 30, 1998. Deloitte & Touche has offices near or convenient to most of the Company's operations. The Board is satisfied as to the professional competence and standing of Deloitte & Touche. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as being available to respond to appropriate questions.

VOTE REQUIRED
-------------

The vote required for ratification of the selection of Deloitte & Touche is a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

Management does not intend to present to the meeting any matter not referred to above, and does not presently know of any matters that may be presented to the meeting by others. If other matters properly come before the meeting, the management proxy holders intend to vote the proxy in accordance with their judgment. Proxies will be solicited for use at the meeting primarily by mail. Proxies may also be solicited personally and by telephone and telegraph by regular employees of the Company, who will receive no additional compensation therefor. The Company will reimburse the brokers and other persons holding the Company's shares registered in their names, or in the names of their nominees, for their expenses incurred in sending proxy materials to and obtaining proxies from the beneficial owners of such shares. All expenses in connection with the solicitation of proxies will be borne by the Company.

                               OTHER INFORMATION

                       OPERATION OF BOARD AND COMMITTEES

The Board of the Company has standing Audit, Compensation, Ethics and Executive & Nominating Committees.

The Audit Committee reviews the results of, and suggestions provided in connection with, the Company's annual audit by its independent public accountants; reviews accounting procedures established by management; and considers matters relating to non-audit services by the Company's independent public accountants. During fiscal 1997, the Committee held 4 meetings. The members of the Committee are Mr. Baldwin (Chairman), Mr. Disharoon and Mr. Duell.

The Compensation Committee represents the full Board in matters of executive compensation, and from time to time recommends to the full Board appropriate methods and amounts of executive and director compensation. It also administers the Company's employee and executive stock option plans. During fiscal 1997, the Committee held 6 meetings. The members of the Committee are Mr. Disharoon (Chairman), General Meyer and Dr. Packard.

The Ethics Committee oversees and reviews ethical compliance within the Company. During fiscal 1997, the Committee held 4 meetings. The members of the Committee are Dr. Rabin (Chairman), Mr. Cilluffo, Dr. Packard and Dr. Warren.

The Executive & Nominating Committee has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company between the meetings of the Board, except to the extent prohibited by applicable law or regulation. It also reviews and makes recommendations in regard to the election of officers and directors for the Company. During fiscal 1997, the Committee held 6 meetings. The members of the Committee are Mr. Wright (Chairman), Mr. Baldwin, Mr. Cohen, Mr. Disharoon, General Meyer and Mr. Roth.

The Executive & Nominating Committee will consider recommendations submitted by shareholders for nominees for director. Such recommendations should be in writing and delivered or mailed to the Company c/o Thomas E. McCabe, Senior Vice President, General Counsel & Secretary, 1900 Gallows Road, Vienna, Virginia 22182. In addition, nominations for the election of directors may be made by shareholders in accordance with procedures set forth in the Company's Certificate of Incorporation. Copies of such procedures may be obtained without charge by contacting Mr. McCabe at the above address.

The Board held 16 meetings during fiscal 1997. [NO BOARD MEMBER ATTENDED FEWER THAN 75% OF THE MEETINGS OF THE BOARD AND BOARD COMMITTEES ON WHICH THAT DIRECTOR SERVED.]

                            OTHER EXECUTIVE OFFICERS

In addition to Mr. Roth, the following persons are executive officers of the
Company:

RONALD B. ALEXANDER, 49, joined the Company in 1996 as Senior Vice President-
-------------------
Finance, Chief Financial Officer and Treasurer of the Company. Since 1994 he had been Vice President, CFO and Treasurer of Network Imaging, a publicly traded company which develops and markets object-oriented, client/server enterprise software systems for the management of large volumes of complex information and documentation. His responsibilities there included strategic and operation budgeting and planning for U.S. and European operations, treasury and controller operations, financial, managerial and SEC reporting, and acquisitions and divestitures. From 1993 to 1994 he was a managing director of the Blackstone Group, a New York merchant banking firm specializing in merger and acquisition advisory services, managing leveraged buy-out funds, corporate restructuring advisory services and asset management funds. From 1988 to 1993 he was Vice President, CFO and Secretary of Commodore International, a New York Stock Exchange global computer manufacturer and marketer.

GARY L. DENMAN, 58, has been Executive Vice President and Chief Operating
--------------
Officer since 1995. He joined the Company in 1995 as Senior Vice President for Strategic Planning. From 1992 to 1995 he was Director of the Department of Defense Advanced Research Projects Agency ("ARPA"), the premier Federal research and development agency. He was Deputy Director of ARPA from 1990 to 1992.
Prior to joining ARPA he was Deputy Director of the U.S. Air Force's Wright Laboratories at Wright Patterson Air Force Base from 1988 to 1990. From 1982 to 1988, he was Director of the Air Force Materials Laboratory and Director of the Air Force Manufacturing Technology Program.

THOMAS E. MCCABE, 42, joined the Company as Vice President-Legal and Secretary
----------------
in 1992. He was promoted to the additional offices of General Counsel in 1993 and Senior Vice President in 1995. He was a founding partner of the Washington law firm of McCarthy & Burke from 1988 through 1991, and an attorney with its predecessor McCarthy & Durrette from 1985 to 1988. He was an attorney with Venable Baetjer & Howard from 1984 to 1985, and Reavis & McGrath from 1982 to 1984. He was law clerk to Judge Richey in the U.S. District Court for D.C. from 1981 to 1982.

JAMES P. MCCOY, 53, was named Director of Marketing and New Business Development
--------------
in 1997. He had previously been General Manager of the Company's consolidated Professional Services Operation since 1995. He has been a Senior Vice President since 1993. He became a Vice President in 1992, and was Director of the Company's Information Systems Division from 1992 to 1995. He was Director of Marketing from 1988 to 1992. From 1985 to 1988, he served as Operations Director, and from 1984 to 1985 he was a Project Manager. Prior to joining the Company in 1984, Mr. McCoy was a career officer in the U.S. Army.

                                          SUMMARY COMPENSATION TABLE
                                          --------------------------

                                                               ANNUAL COMPENSATION
                                                               -------------------
              Name and                                                                 Other Annual
         Principal Position            Year         Salary/1/       Bonus/1/          Compensation/2/
         ------------------            ----         ---------       --------          ---------------
James Roth                             1997        $296,250/5/         - 0 -             $   919
                                                            -
President & CEO                        1996        $240,000/5/         - 0 -             $43,224
                                                            -
                                       1995        $241,271/5/      $ 75,450/5/          $45,013
                                                            -                -
Gary L. Denman                         1997        $180,000/6/         - 0 -             $ 5,569
                                                            -
Executive Vice President,              1996        $145,330/6/         - 0 -             $27,296
                                                            -
Chief Operating Officer                1995        $ 49,231            - 0 -/6/          $ 6,584
                                                                             -
James P. McCoy                         1997        $157,500         $ 20,000               - 0 -
Senior VP, General Manager,            1996        $150,000         $ 45,330               - 0 -
Professional Services Oper'n           1995        $139,944         $ 58,000               - 0 -

Thomas E. McCabe                       1997        $148,698/7/         - 0 -             $   406
                                                            -
Senior VP, General Counsel             1996        $112,500/7/         - 0 -             $25,836
                                                            -
& Secretary                            1995        $131,250/7/         - 0 -/7/          $23,868
                                                            -                -
Ronald B. Alexander                    1997        $158,000/8/         - 0 -             $   866
                                                            -
Senior VP-Finance, Chief               1996        $ 26,667/8/      $ 40,000               - 0 -
Financial Officer & Treasurer          1995          N/A    -          N/A                 N/A

                                                SUMMARY COMPENSATION TABLE
                                                --------------------------

                                                  LONG TERM COMPENSATION
                                                  ----------------------
                                                         AWARDS
              Name and                                   ------                           All Other
         Principal Position                 Securities Underlying Options/3/            Compensation/4/
         ------------------                 --------------------------------            ---------------
James Roth                                               62,808/5/
                                                                -
President & CEO                                          53,535/5/                          $10,317
                                                                -
                                                         58,610/5/                          $17,291
                                                                -
Gary L. Denman                                           29,196/6/
                                                                -
Executive Vice President,                                22,207/6/                          $ 7,957
                                                                -
Chief Operating Officer                                  40,901/6/                            N/A
                                                                -
James P. McCoy                                           12,500
Senior VP, General Manager,                              10,000                             $ 9,805
Professional Services Oper'n                             10,000                             $10,095

Thomas E. McCabe                                         27,133/7/
                                                                -
Senior VP, General Counsel                               17,179/7/                          $12,750
                                                                -
& Secretary                                              13,920/7/                          $10,959
                                                                -
Ronald B. Alexander                                      50,611/8/
                                                                -
Senior VP-Finance, Chief                                 50,000                               N/A
Financial Officer & Treasurer                             N/A                                 N/A

-------------------------------------------------------------

/1/  Salary and bonus replaced with options under the Cash Compensation
 - Replacement Plan ("CCRP") are not included in the "Salary" and "Bonus" columns, but the options are included in the "Securities Underlying Options" column, and the option discounts are included in the "Other Annual Compensation" column.

/2/  Represents discounts on purchase of options under the CCRP, calculated
 - using Black-Scholes valuation method (see note 4 on next page). These options are also included along with conventional stock options in the column captioned "Securities Underlying Options".

/3/  The options shown in this column were awarded pursuant to conventional
 - employee stock option plans, except where footnotes indicate that the executive has foregone salary or bonus in exchange for options (at a discount) under the CCRP. See notes 2 and 4 to table on the next page.

/4/  Company contributions to defined contribution plans.
 -
/5/  Under the CCRP, Mr. Roth elected to forego $3,750 of salary in exchange for
 - 308 options in 1997, $60,000 of salary in exchange for 3,535 options in 1996, and $58,729 of salary and $25,150 of bonus in exchange for 8,610 options in 1995.

/6/  Under the CCRP, Dr. Denman elected to forego $20,000 of salary in exchange
 - for 4,196 options in 1997, $38,443 of salary in exchange for 2,207 options in 1996, and $12,274 of bonus in exchange for 901 options in 1995. Dr. Denman joined the Company on March 8, 1995.

/7/  Under the CCRP, Mr. McCabe elected to forego $20,053 of salary in exchange
 - for 2,133 options in 1997, $37,500 of salary in exchange for 2,099 options in 1996, and $18,750 of salary and $25,000 of bonus in exchange for 3,920 options in 1995.

/8/  Under the CCRP, Mr. Alexander elected to forego $2,000 of salary in
 -   exchange for 611 options in 1997. He joined the Company on April 29, 1996.

                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS

                              Number of        % of Total
                              Securities         Options          Exercise      Market
                              Underlying       Granted to          or Base     Price at                       Grant
                               Options          Employees          Price       Date of      Expiration         Date
           Name               Granted(#)     in Fiscal Year        ($/Sh)       Grant          Date           Value/4/
           ----               ----------     --------------        ------       -----          ----           --------
        James Roth             62,500/1/          11.8%           $18.31        $18.31        9/26/06        $755,000
                                      -
                                  308/2/           0.1%             $5.07/2/    $17.56           /2/         $  4,669
                                      -                                   -                       -
      Gary L. Denman           25,000/1/           4.7%            $18.31       $18.31        9/26/06        $302,000
                                      -
                                  411/2/           0.1%            $ 5.07/2/    $17.56           /2/         $  6,231
                                      -                                   -                       -
                                  638/2/           0.1%            $ 3.27/2/    $ 7.88           /2/         $  4,109
                                      -                                   -                       -
                                1,535/2/           0.3%            $ 1.36/2/    $ 5.13           /2/         $  7,199
                                      -                                   -                       -
                                1,612/2/           0.3%            $ 1.30/2/    $ 5.44           /2/         $  8,076
                                      -                                   -                       -
      James P. McCoy           12,500/1/           2.4%            $18.31       $18.31        9/26/06        $151,000
                                      -
                                  219/3/           0.0%            $19.31       $19.31        5/28/97        $    714
                                      -
                                   48/3/           0.0%            $ 5.38       $ 5.38        5/28/97        $     11
                                      -
     Thomas E. McCabe          25,000/1/           4.7%            $18.31       $18.31        9/26/06        $302,000
                                      -
                                   40/3/           0.0%            $16.69       $16.69        5/28/97        $    116
                                      -
                                  771/2/           0.1%            $ 5.07/2/    $17.56           /2/         $ 11,688
                                      -                                   -                       -
                                1,362/2/           0.3%            $ 3.27/2/    $ 7.88           /2/         $  8,771
                                      -                                   -                       -
   Ronald B. Alexander         50,000/1/           9.4%            $18.13       $18.13        7/25/06        $598,000
                                      -
                                  611/2/           0.1%            $ 1.36/2/    $ 5.13           /2/         $  2,866
                                      -                                   -                       -

--------------------------------------------
/1/  Options granted under 1994 Employee Option Plan ("1994 Plan") or the 1996
 - Officers Stock Option Plan ("1996 Plan"). Mr. Roth's options are exercisable 6 months after grant. The other options are 50% exercisable 2 years after grant, 25% exercisable 3 years after grant, and 25% exercisable 4 years after grant. The options expire 10 years after grant.

/2/  Options under the Cash Compensation Replacement Plan ("CCRP") are granted
 - at the end of each calendar quarter to executives who have elected to forego cash compensation in exchange for options under the plan. Executives may forego up to 25% of salary and 100% of bonus in exchange for the options. The exercise price of the options is equal to 25% of the average fair market value of the Stock during the quarter in which the cash compensation would have been received. The number of options granted is determined by dividing the foregone compensation by 80% of the option "spread" at grant, which is the difference between (i) the average fair market value of the Stock during the quarter and (ii) the exercise price of the option. This formula gives the executive a 20% discount from the "spread". This "spread" is less than the "grant date value" shown in the table above, which is based on a different valuation method (described in note 4). The options are 80% exercisable upon grant, 90% exercisable in 2 years, 95% exercisable in 3 years, and 100% exercisable in 4 years. The options expire 3 years after employment terminates.

/3/  Immediately exercisable options granted under the 1994 Plan in exchange
 -   for conversion of incentive stock options to non-qualified stock options.

/4/  Grant date values were calculated using the Black-Scholes option pricing
 - model, assuming (i) 15-year term for options granted under the CCRP; (ii) 6% annual interest rate; (iii) 45% volatility; and (iv) no dividends. The ultimate values of options, if any, will depend on the future market price of the Stock, which cannot be predicted.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                   NUMBER OF SECURITIES             VALUE OF
                                                        UNDERLYING                 UNEXERCISED
                                                    UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                         SHARES                        at FY-End(#)              at FY-End/1/
                        ACQUIRED                       ------------              ------------
                           ON          VALUE
       Name            Exercise(#)  Realized($)  Exercisable/Unexercisable  Exercisable/Unexercisable
      -----            -----------  -----------  -------------------------  -------------------------

    James Roth                                     168,939        8,065        $13,609       $1,299
  Gary L. Denman                                    25,843       66,461        $11,779       $2,945
  James P. McCoy          6,423       $219,585      46,250       11,250          -0-           -0-
 Thomas E. McCabe         1,287       $ 32,808       7,500       47,500        $ 3,063       $1,040
Ronald B. Alexander                                    488      100,123        $ 2,022       $  506

--------------------------
1/  Option values calculated by subtracting (i) the weighted exercise price of
- the named executives' options from (ii) $5.50, which was the closing price of the Stock on June 30, 1997, then multiplying such amount by the aggregate number of shares underlying the named executive's options. All in-the-money options were granted under the Cash Compensation Replacement Plan ("CCRP") under which executives forego cash compensation in exchange for options.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has an employment agreement with Mr. Roth which provides for an annual salary of $300,000, and an annual bonus equal to 2% of the Company's consolidated net income, without regard to any extraordinary items of income or loss. Because of his relocation in 1992 from California to Virginia at the Company's request, the Company will pay the cost of Mr. Roth's moving back to California after the expiration of the agreement (subject to the limits of the then-current Company policy covering such situations and subject to an aggregate limit of $100,000). The agreement may be terminated immediately by the Company for cause. Either the Company or Mr. Roth may terminate the agreement on 90 days notice during the 12 months following a change in control, but in such event, Mr. Roth will receive a lump-sum payment equal to twice his annual salary. The agreement provides Mr. Roth and his wife with the Company's standard medical and dental insurance for life, notwithstanding any termination of the employment agreement. The employment agreement expires on June 30, 1998.

The Company has employment agreements with Messrs. Denman, McCoy, McCabe and Alexander which provide for annual salaries of $210,104, $160,000, $183,758 and $169,608, respectively. Each of the agreements may be terminated immediately by the Company for cause, or by either party without cause on 6 months notice. During the 30 months following a change in control, if the Company terminates the executive's employment without cause or takes certain other adverse actions with respect to the executive, then the executive shall receive a lump-sum severance payment equal to 2 times his annual salary (1 1/2 times salary in the case of Mr. McCoy), and his employee benefits shall continue until the earlier of (A) such time as he obtains new benefits coverage by reason of new employment, or (B) the 2 year anniversary of his termination of employment
(1 1/2 year anniversary in the case of Mr. McCoy). In addition, the Company must reimburse the executive for any legal fees and expenses he incurs in successfully enforcing these rights.

The Company has also offered "stay-put" bonuses to Messrs. Roth, Denman, McCoy, McCabe and Alexander. These bonuses will be paid to the named executives if they do not voluntarily leave the Company prior to any change in control and for specified times thereafter. The maximum "stay-put" bonus offered to each of the named executives is as follows: Mr. Roth, $313,254; Dr. Denman, $165,770; Mr. McCoy, $50,000; Mr. McCabe, $121,307; and Mr. Alexander, $84,804. Each of these amounts will be paid in 3 equal installments. The first installment will be paid if the executive does not voluntarily leave the Company through the date of the change in control. The second installment will be paid if the executive does not voluntarily leave the Company for 3 months after the change in control. The third installment will be paid if the executive does not leave the Company for 9 months after the change in control. The "stay-put" arrangement expires June 30, 1998, unless a change in control has occurred by such date. The "stay-put" payment will be accelerated and paid in full if, prior to the end of the designated 9-month period, the Company terminates the executive's employment without cause or takes certain other adverse actions with respect to the executive. In addition, the Company must reimburse the executive for any legal fees and expenses he incurs in successfully enforcing these rights.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

This report describes the philosophy underlying the cash and equity-based components of GRCI's executive pay program. It also describes each element of the program, as well as the rationale for compensation paid to GRCI's Chief Executive Officer. So that the Company's executive compensation program will be administered objectively, this Committee is comprised entirely of independent directors. Further, Committee members have no "interlocking" relationships as defined by the SEC. The Committee represents the full Board in matters of executive compensation, and recommends to the Board appropriate methods and amounts of executive compensation. It also administers the Company's stock option plans.

COMPENSATION POLICY AND OVERALL OBJECTIVES.
------------------------------------------

GRCI's executive compensation program is designed to link a significant part of executive pay to Company performance, and to the interests of GRCI's shareholders. In determining or approving the amount and composition of executive compensation, the Committee's goal is to provide a compensation package that will enable the Company to attract and retain talented executives, reward outstanding performance, and encourage GRCI executives to focus on the interests of shareholders. The Committee's overall focus is on total compensation, although it also examines the individual elements of compensation. The primary components of the Company's executive compensation package are salary, bonus, and stock options.

SALARIES.
--------

The Committee's review of each executive officer's base salary takes into consideration the duties of the position, the competitive market, the experience and qualifications of the executive, the performance of the executive, and equity issues relating to pay for other Company executives. In making or approving salary decisions, the Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor.

BONUSES.
-------

Under the Company's Incentive Compensation Plan, executives may receive bonuses based on performance. With the exception of Mr. Roth's bonus, which is discussed below, bonuses are discretionary, and not targeted to a fixed percentage of salary; rather, they are based on several performance factors, including the performance of the Company as a whole or the performance of the executive's division, improvement of business base, quality of service and product, control of costs, quality of personnel selection and training, and conformity to general Company policies and directives. No specific weighting has been assigned to these performance measures. Bonuses are typically determined and paid after fiscal year end, in conjunction with a review of the Company's performance for the year in question. In fiscal 1997, four of the Company's top 5 executives, including the CEO, received no bonus.

STOCK OPTIONS.
-------------

GRCI has two types of employee stock option plans. Under conventional option plans like the 1994 Employee Option Plan ("1994 Plan"), options are granted at fair market value to key employees who are expected to contribute materially to the Company's success. The Committee intends to continue using stock options as the primary long-term incentive, because they provide rewards to executives only to the extent the Stock price increases after the options are granted. This helps to focus executives on increasing shareholder value over the long term.

The Company's officers are also eligible to participate in the Cash Compensation Replacement Plan ("CCRP"), under which executives may elect quarterly to exchange up to 25% of their salary and 100% of their bonus for stock or options. The purpose of the CCRP is to permit and encourage executives to voluntarily replace one form of compensation (cash) with another (Stock or options). Participants purchase Stock or options at a discount. The formula under which options are acquired under the CCRP is described in Note 2 to the Table on page 10 entitled "Option Grants in Last Fiscal Year". The Committee believes that the CCRP is an appropriate means to encourage equity ownership among executives and more closely align their interests with those of shareholders, while reducing the Company's cash outlays for executive compensation. Four of the Company's top 5 executives, including the CEO, elected to reduce their cash compensation in order to receive Stock and/or options under the CCRP in fiscal 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.
-------------------------------------------

Effective July 1, 1994, Mr. Roth's base salary was increased to $300,000. His previous salary of $250,000 was the same level of salary that had been paid to the Company's CEO since 1989. Under the employment agreement described above under "Employment Agreements", the current level of salary is payable to Mr. Roth through fiscal 1998. Based on periodic studies of CEO pay levels in the high-tech industry, the Committee believes that Mr. Roth's salary is roughly at the median of market levels.

To encourage Mr. Roth to do his utmost to increase the Company's profitability, his bonus is strictly based on a formula tied to net income. Specifically, Mr. Roth receives 2% of the Company's consolidated net income, without regard to any extraordinary items of income or loss. The Committee believes this formula provides the opportunity for payoffs commensurate with the Company's earnings. For fiscal 1996 and 1997, this formula resulted in no bonus being paid to Mr. Roth.

In addition to options purchased by Mr. Roth under the CCRP, during fiscal 1997 the Committee granted Mr. Roth a stock option to purchase 50,000 shares at an exercise price of $23.19 under the 1994 Plan. This amount was determined as appropriate to align Mr. Roth's compensation package with shareholder interests and was also considered to be consistent with competitive market practice.

DEDUCTIBILITY OF COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.
-------------------------------------------------------------------------------

Because the salary and bonus levels of the Company's CEO and other executive officers are well below the $1 million cap on deductible executive compensation under Section 162(m) of the Internal Revenue Code, the Committee believes there is no current need to qualify these salary and bonus components of the Company's executive compensation program under that Section. The Committee has, however, sought to ensure that compensation that may in the future be recognized by executives under the Company's stock option programs will be fully deductible under Section 162(m). Nevertheless, the Committee reserves the right to award future compensation which would not (or potentially would not) comply, if it determines this to be in the Company's best interest.

CHANGE IN CONTROL SEVERANCE AND RELATED ITEMS.
---------------------------------------------

In July 1997, the Board of Directors, on recommendation of the Compensation Committee, implemented certain changes in the Company's change in control severance policy, to bring the policy more into line with current market practices. An independent compensation consultant, Frederick W. Cook & Co., Inc., found that the Company's change in control severance was inferior to current market practices, and recommended the adoption of the new policy (including the "stay-put" bonuses), which was subsequently adopted by the Board. The new policy is described above under "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS." The Compensation Committee believes that the new change in control severance policy (including the "stay-put" bonuses) is in the best interests of the Company and its shareholders, because it is designed to retain key executives in spite of the uncertainties which may occur during any change in control. The loss of key executives during a change in control would be disruptive to the Company's business and detrimental to shareholder value.


Leslie B. Disharoon, Chairman                                    Edward C. Meyer
George R. Packard

                     CUMULATIVE TOTAL SHAREHOLDER RETURN /1/
                                                          -

                               PERFORMANCE GRAPH

                             [GRAPH APPEARS HERE]


                                INDEXED RETURNS

                                    BASE                             YEARS
                                   PERIOD                            ENDING
                                   ------                            ------
             Company/Index          1992       1993        1994       1995       1996        1997
             -------------          ----       ----        ----       ----       ----        ----

       GRC International, Inc.       100        181         369        485      1,181         169
       S&P 500 Index                 100        114         115        145        183         247
       S&P Technology-500            100        117         126        206        245         373


                           ANNUAL RETURN PERCENTAGES

                                                                     YEARS
                                                                     ENDING
                                                                     ------
             Company/Index                     1993        1994       1995       1996        1997
             -------------                     ----        ----       ----       ----        ----

       GRC International, Inc.                  81          104        31         144        (86)
       S&P 500 Index                            14           1         26          26         35
       S&P Technology-500                       17           8         63          19         52


1/ Graph and tables show cumulative total return through June 30, 1997 of $100
-  investment made on June 30, 1992, with dividends reinvested.

                           COMPENSATION OF DIRECTORS

Non-employee directors are paid an annual retainer of $12,000 and an additional $1,000 for each Board meeting they attend, and $500 for each Committee meeting they attend. Committee Chairmen are paid $800 for each Committee meeting they attend. The Company also provides each director a $50,000 term life insurance policy. General Meyer received $100,000 per annum for his services while serving as Chairman through November 7, 1996. During that time, he did not receive the annual Board retainer or meeting fees. During the time Mr. Wright has served as Chairman (since March 10, 1997) he has received the normal Board retainer and Board and Committee meeting fees, but no special cash compensation as Chairman. Rather, he was granted an option to purchase 150,000 shares of Stock at $4.125 per share, which was the market price of the Stock at the time of his election as Chairman. The option expires on March 10, 2007. During the time Mr. Cohen has served as Vice Chairman (since September 25, 1997) he has received the normal Board retainer and Board and Committee meeting fees, but no special cash compensation as Vice Chairman. Rather, he was granted an option to purchase 75,000 shares of Stock at $7.125 per share, which was the market price of the Stock at the time of his election as Vice Chairman. The option expires on September 25, 2007.

Non-employee directors may elect to forego their cash compensation in exchange for Stock, phantom Stock units having the same value as Stock, or stock options. The exercise price of the options is equal to 25% of the average fair market value of the Stock during the quarter in which the cash compensation would have been received. The number of options granted is determined by dividing the foregone compensation by the option "spread" at grant, which is the difference between (i) the average fair market value of the Stock during the quarter, and
(ii) the exercise price of the option. This "spread" is less than the "grant date value" of the option under the Black-Scholes option pricing model. The options are immediately exercisable. They expire 3 years after a director leaves the Board, and otherwise have no fixed expiration date.

The Company also has a retirement plan for non-employee directors. The plan provides that after termination of service of an outside director for any reason, such director will receive the annual retainer fee in effect at that time for the lesser of 15 years or life (or the actuarial equivalent in a lump sum or other format). Outside directors become 50% vested after 5 years of service, with an additional 10% becoming vested each year thereafter, until full vesting is achieved after 10 years of service. In the event of a change in control, however, directors immediately become fully vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company loaned Mr. Roth $230,000 in connection with his relocation in 1992 from California to Virginia at the Company's request. The loan is secured by a second deed of trust on Mr. Roth's Virginia residence, and bears interest at the rate of 6% per year. Mr. Roth is obligated to make annual interest payments on the loan. The loan, which was outstanding throughout fiscal 1997, is payable in full upon the earlier of the sale of his Virginia residence or the first anniversary of his departure from the Company.

Mercantile-Safe Deposit and Trust Company ("Mercantile"), of which Mr. Baldwin is Chairman of the Board and Chief Executive Officer, has a revolving credit and term loan agreement with the Company. The Company owed Mercantile $24.1 million under this agreement as of June 30, 1997. In addition, in June 1996 the Company completed a $7.5 million sale-leaseback of its furniture and equipment with Mercantile, which is accounted for as a financing. The lease has a term of 5 years and requires minimum annual lease payments of $1,554,000 in each of the five years. The Company has an option to purchase the property at a bargain price at the end of the lease. The Company owed Mercantile $2.7 million under this agreement as of June 30, 1997.

In January 1997, the Company arranged for up to $22 million in financing, consisting of a $4 million 5% convertible debenture ("Debenture") with the Halifax Fund, L.P. ("Halifax") and an $18 million equity line ("Equity Line") with Cripple Creek Securities, LLC ("Cripple Creek") whereby Cripple Creek may purchase up to $18 million in the Company's Common Stock over a 3 1/2 year period beginning July 1, 1997. The investment manager for Halifax and the sole member of Cripple Creek is The Palladin Group, L.P. ("Palladin"), of which
Mr. Cohen was a special limited partner until June 30, 1997. In addition, Mr. Cohen is the general partner of Ramius Capital Group, L.P., which until June 30, 1997 was an affiliate of Palladin. The Debenture is convertible into the Company's Common Stock at the lesser of (i) $11 per share, or (ii) 94% of the low trade during the 3 trading days immediately preceding the date of conversion. The purchase price under the Equity Line is 94% of the low trade price during the 3 trading days immediately preceding the purchase. If the Company issues less than $5 million of Stock under the Equity Line, it must pay up to $300,000 as liquidated damages. In connection with the convertible debenture, Halifax received a 7-year warrant to purchase 320,000 shares of Stock at $8.47 per share, and in connection with the Equity Line, Cripple Creek received a 7-year warrant to purchase 125,000 shares of Stock at $8.47 per share. The warrants are not exercisable for 18 months, but if the Company sells substantially all of its assets or enters into a merger or acquisition or other similar transaction, the warrants become immediately exercisable and are repriced at the lesser of (i) $8.47 per share, or (ii) 80% of the transaction value; and in such event, the Debenture may be redeemed at 115% of the amount outstanding. If the Company elects to issue more than $5 million under the Equity Line, Cripple Creek will receive an additional 7-year warrant to purchase 75,000 shares at 140% of the Stock price at the time the warrant is issued. As of September 17, 1997, $2 million of the Debenture had been converted into 405,817 shares of Stock, leaving a remaining principal balance of $2 million.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

There is no "interlock" or "insider participation" (as those terms are defined by the SEC) in the Compensation Committee of the Board.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of SEC Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to fiscal 1997, James P. McCoy was late in reporting one stock option exercise.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

The following table sets forth the shares and percentages of Stock beneficially owned by the Company's principal shareholders, directors, nominees, highest paid executive officers, and by all directors and executive officers as a group, as of July 31, 1997, unless another date is indicated. Unless otherwise indicated, each person shown as the beneficial owner of shares possesses sole voting and dispositive power with respect to such shares.

                                                                            Number of Shares      % of Class
                                                                            ----------------      ----------
         Edward C. Meyer                                                     1,728,702    (1)          18.1%
         Frank J.A. Cilluffo                                                 1,709,862    (2)          17.9%
         Cilluffo Associates, L.P.                                           1,708,000    (3)          17.9%
         Warburg, Pincus Counsellors, Inc.                                   1,159,000    (4)          12.1%
         James Roth                                                            245,149    (5)           2.6%
         Joseph R. Wright, Jr.                                                 166,503    (6)           1.7%
         Gary L. Denman                                                         38,331    (7)           0.4%
         James P. McCoy                                                         38,005    (8)           0.4%
         Peter A. Cohen                                                         27,000    (9)           0.3%
         Thomas E. McCabe                                                       25,340   (10)           0.3%
         Leslie B. Disharoon                                                    15,000                  0.2%
         Charles H.P. Duell                                                      9,295   (11)           0.1%
         Herbert Rabin                                                           7,916   (12)           0.1%
         H. Furlong Baldwin                                                      6,000                  0.1%
         George R. Packard                                                       3,433   (13)           0.0%
         E. Kirby Warren                                                         1,500                  0.0%
         Ronald B. Alexander                                                       862   (14)           0.0%
         All Directors & Executive Officers (15 persons)                     2,314,898                 24.2%

(1) Includes 1,708,000 shares owned by Cilluffo Associates, L.P., of which General Meyer is a managing general partner. General Meyer shares voting and dispositive power as to these shares with Cilluffo Associates and its other managing general partner. Also includes 20,702 shares which may be acquired by General Meyer in his own right upon exercise of options exercisable within 60 days.

(2) Includes 1,708,000 shares owned by Cilluffo Associates, L.P., of which Mr. Cilluffo is a managing general partner. Mr. Cilluffo shares voting and dispositive power as to these shares with Cilluffo Associates and its other managing general partner. Also includes 1,862 shares owned by Mr. Cilluffo individually.

(3) Shares beneficially owned by Cilluffo Associates, L.P. and its managing general partners, Frank J.A. Cilluffo and General Meyer. See note (1) above.

(4) Based on a Schedule 13G amendment filed in January 1997, reporting ownership as of December 31, 1996. Includes 824,500 shares with sole voting power, 185,000 shares with shared voting power, and 1,024,500 shares with sole dispositive power. Warburg, Pincus Counsellors, Inc. serves as an investment advisor to many accounts. The securities indicated are owned by such accounts, none of which, individually, owns more than 5% of the Stock.

(5) Includes 168,939 shares subject to options exercisable within 60 days, 70,634 shares with shared voting and dispositive power, 5,353 shares in the Company's Employee Stock Purchase Plan, and 223 shares in the Company's Deferred Income Plan.

(6) Includes 155,503 shares subject to options exercisable within 60 days, and 1,000 shares owned by Mr. Wright's wife.

(7) Includes 35,843 shares subject to options exercisable within 60 days, 2,477 shares in the Company's Employee Stock Purchase Plan, and 11 shares in the Company's Deferred Income Plan.

(8) Includes 28,750 shares subject to options exercisable within 60 days, and 264 shares in the Company's Deferred Income Plan.

(9) Includes 9,500 shares held by family members not in Mr. Cohen's household, for which shares Mr. Cohen has investment discretion.

(10) Includes 17,248 shares subject to options exercisable within 60 days, 7,870 shares with shared voting and dispositive power, and 223 shares in the Company's Deferred Income Plan.

(11) Includes 3,000 shares owned by a general partnership. Mr. Duell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)  Represents shares subject to options exercisable within 60 days.

(13)  Includes 3,083 shares subject to options exercisable within 60 days.

(14) Includes 488 shares subject to options exercisable within 60 days, and 279 shares in the Company's Employee Stock Purchase Plan.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy materials relating to the 1998 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary, GRC International, Inc., 1900 Gallows Road, Vienna, Virginia 22182, on or before June 9, 1998.

                              By Order of the Board of Directors



                              THOMAS E. McCABE
                              Senior Vice President, General Counsel & Secretary

Dated:  October 7, 1997

PROXY                       GRC INTERNATIONAL, INC.                        PROXY


The undersigned hereby authorizes H. FURLONG BALDWIN, LESLIE B. DISHAROON, E. KIRBY WARREN and JOSEPH R. WRIGHT, and each of them, with several powers of substitution, to vote and otherwise represent all shares of Common Stock of GRC INTERNATIONAL, INC. ("Company") owned or otherwise held by the undersigned at the Annual Meeting of Shareholders of the Company on November 6, 1997, and at any and all adjournments thereof, as follows:


The Board of Directors recommends a vote "FOR" Items 1-2.


1.  ELECTION OF DIRECTORS
    ---------------------


___FOR all nominees         NOMINEES:  PETER A. COHEN, CHARLES H.P. DUELL, GEORGE R.
                            PACKARD and HERBERT RABIN.  To withhold vote from
                            individual nominee(s), check here [__] and write
                            name(s) of nominee(s) as to whom vote is withheld.
                            ________________________________________________________
                            ________________________________________________________

___WITHHOLD AUTHORITY to vote for all nominees


2.  RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS
    -------------------------------------------------------------------


___FOR            ___AGAINST          ___ABSTAIN



The shares represented by this proxy will be voted as directed or, if no direction is made, will be voted "FOR" the items set forth above.

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                  (continued and to be signed on reverse side)

(continued from other side)


THE UNDERSIGNED CONFERS UPON THE PROXIES HEREBY APPOINTED AUTHORITY TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT KNOWS OF NO OTHER MATTERS TO BE PRESENTED AT THE MEETING.

All other proxies previously given by the undersigned to vote shares of Common Stock of the Company are hereby expressly revoked.

Please sign exactly as your name appears hereon. If you are signing for the shareholder, please sign the shareholder's name and your own name, and state the capacity in which you are signing.


                                   ---------------------------------------------
                                         Signature



                                   ---------------------------------------------
                                         Additional Signature (if held jointly)



                                   Date: _________________________________, 1997